Exhibit 5.1

DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121-2133 www.dlapiper.com T 858.677.1400 F 858.677.1401

December 30, 2020

Histogen Inc.

10655 Sorrento Valley Road, Suite 200

San Diego, CA 92121

Re: Registration Statement on Form S-1 (File No. 333-251491) and Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale and issuance by Histogen Inc., a Delaware corporation (the “Company”), of Securities (as defined below), pursuant to a Registration Statement on Form S-1 filed by the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance and sale by the Company of (i) up to $2,000,000 of shares of its common stock, par value $0.0001 per share (“Shares”), (ii) warrants to purchase up to $2,000,000 of Shares (the “Common Stock Warrants”), (iii) pre-funded warrants to purchase up to $2,400,000 of Shares (the “Pre-Funded Warrants”); (iv) warrants to purchase up to $125,000 of Shares issuable to the Placement Agent (the “Placement Agent Warrants” and, together with the Common Stock Warrants and Pre-Funded Warrants, the “Warrants”), and (v) the Shares issuable upon exercise of the Warrants (the “Warrant Shares”). The Shares, the Warrants, and the Warrant Shares are collectively referred to herein as the “Securities.” The Registration Statement incorporates by reference the Registration Statement on Form S-1 (No. 333-251491) (the “Prior Registration Statement”), which was declared effective on December 30, 2020, including the prospectus which forms part of the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prior Registration Statement, including the exhibits thereto, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, as currently in effect, the Warrants and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents (other than with respect to the Company).

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On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares have been duly authorized and, when issued and delivered against payment therefor in the circumstances contemplated by the form of securities purchase agreement most recently filed as an exhibit to the Prior Registration Statement, will be validly issued, fully paid and non-assessable, (ii) when the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor in the circumstances contemplated by the form of securities purchase agreement or engagement agreement, as the case may be, most recently filed as an exhibit to the Prior Registration Statement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iii) the Warrant Shares, when issued and delivered against payment therefor upon the exercise of the Warrants in accordance with the terms therein, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained in the Prior Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA PIPER LLP (US)

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